UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 4, 2008

Date of Report (Date of earliest event reported)

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Skokie Boulevard, Suite 300, Northbrook, Illinois  60062

(Address of principal executive offices)                           (Zip Code)

(847) 239-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

Asset Purchase Agreement

On April 4, 2008, KapStone Paper and Packaging Corporation (“KapStone”), and its newly formed, wholly-owned subsidiary Oak Acquisition, LLC (“Acquisition Subsidiary”), entered into an asset purchase agreement (the “Purchase Agreement”) with MeadWestvaco South Carolina, LLC and MeadWestvaco Corporation (collectively “MeadWestvaco”) pursuant to which Acquisition Subsidiary agreed to acquire substantially all of MeadWestvaco’s assets used in the manufacture and distribution of unbleached saturating kraft, unbleached coated kraft folding carton board and unbleached kraft linerboard at MeadWestvaco’s paper mill in Charleston, South Carolina (the “Charleston Mill”) and a related sawmill and four other chip mills (collectively, the “Business”).  The assets also include a 100% interest in a joint venture relating to an on-site power generator facility for the Charleston Mill, 50% of which is currently owned by MeadWestvaco and 50% of which will be purchased by MeadWestvaco from its joint venture partner immediately prior to the closing of the transactions contemplated by the Asset Purchase Agreement.  In connection with the transaction, the Acquisition Subsidiary has agreed to assume certain liabilities relating to the Business, including current liabilities, historical onsite environmental liabilities, contract liabilities, certain employee liabilities and certain other liabilities related to the Business.

The aggregate purchase price of approximately $485 million, subject to certain purchase price adjustments, is payable in cash at the closing.

Under the Purchase Agreement, MeadWestvaco makes customary representations and warranties and indemnitees, subject to certain limitations, to KapStone.  MeadWestvaco also agreed in the Purchase Agreement to certain restrictions and limitations on future activities pending the closing of the transaction, including to carry on the Business in the ordinary course.

Consummation of the transaction, which is expected to close by the end of the third quarter of 2008, is subject to various conditions, including (1) the accuracy of MeadWestvaco’s representations and warranties and compliance with pre-closing covenants, (2) the absence of legal impediments, (3) the waiver or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of certain utility regulatory approvals, (4) the absence of a material adverse change and (5) that KapStone shall have obtained the debt financing pursuant to the debt commitment letter described below or comparable alternative financing.  The transaction is also subject to a number of other conditions set forth in the Purchase Agreement.  The transaction is not subject to a vote of Kapstone or MeadWestvaco shareholders.

The Purchase Agreement requires that, at the closing, the parties enter into the following agreements:

•                  Reciprocal Plant Operating Agreement, pursuant to which the Charleston Mill and a chemical plant owned by MeadWestvaco (and located in the same industrial complex as the Charleston Mill) will agree, among other things, to share certain facilities (e.g., railroads, waste water treatment facilities, etc.) for a 30-year term after the closing and enter into supply arrangements with respect to various byproducts of the Charleston Mill and the chemical plant;

•                  Fiber Supply Agreement, pursuant to which KapStone will commit to purchase from MeadWestvaco, on a “take or pay” basis, specified amounts of pine pulpwood and saw timber for a 15-year term; and

•                  Transition Services Agreement, pursuant to which KapStone and MeadWestvaco will agree to provide certain services to each other after the closing for a transition period in support of the separation of the Business and MeadWestvaco’s chemical business.

The foregoing description of the Purchase Agreement does not purport to describe all of the terms of such agreement and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Purchase Agreement has been included solely to provide investors with information regarding its terms.  Except for its status as a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Form 8-K, the Purchase Agreement is not intended to be a source of factual, business or operational information about either of the parties.  The representations, warranties, covenants and agreements made by the parties in the Purchase Agreement were made only for purposes of such agreement and are made as of specific dates.  The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement.  In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.  Accordingly, you should not rely on the representations and warranties as statements of factual information.

Debt Commitment Letter

In connection with the execution of the Purchase Agreement, KapStone entered into a debt commitment letter (the “Debt Commitment Letter”) with LaSalle Bank National Association and Banc of America Securities LLC with respect to a five year senior secured credit facility in the aggregate amount of $585 million, consisting of a $100 million revolving credit facility and a $485 million term loan facility (the “Facilities”).

Such commitments are subject to a number of conditions including, among others, the negotiation, execution and delivery of satisfactory definitive documentation of the Facilities;  the accuracy and completeness of certain representations made by Kapstone and its affiliates; the absence of certain material adverse changes with respect to Kapstone or the Business, and the concurrent consummation of the acquisition of the Business in accordance with applicable law and on satisfactory terms.  Certain subsidiaries of Kapstone will provide guarantees of Kapstone’s obligations under these new facilities, and the Facilities will be secured by substantially all of Kapstone’s and its guarantor subsidiaries’ assets and capital stock of subsidiaries. The Debt Commitment Letter contemplates that the Facilities will include various customary representations and warranties, affirmative and negative covenants, financial covenants and default provisions.

The Company intends to use the proceeds from the Facilities to finance the acquisition of the Business and related fees and expenses, to refinance certain liabilities, and for working capital and general corporate purposes. Unless extended, the commitments expire on the earlier of August 29, 2008, or the closing of the Facilities and related transactions contemplated by the Debt Commitment Letter.

The foregoing description of the Debt Commitment Letter and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure

On April 7, 2008 KapStone issued a press release, a copy of which is attached hereto as Exhibit 99.3 and incorporated herein by reference, announcing the signing of the Purchase Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed in this Form 8-K, including statements regarding the proposed acquisition of the Business, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the Company after the acquisition and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute “forward-looking statements” intended to qualify for the safe harbor from liability established by the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on management’s beliefs, assumptions and current expectations and are subject to certain risks and uncertainties which could cause actual results to differ materially from those presented in these forward-looking statements.  The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, the ability of Kapstone to successfully integrate the Business’ operations and employees, the ability to realize anticipated synergies and cost savings, general economic conditions and industry specific conditions.  In addition, please refer to the documents that KapStone files with the Securities and Exchange Commission on Forms 10-K, 10-Q and  8-K.  These filings identify and address other important factors that could cause KapStone’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this document.  Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except to the extent required by law, KapStone undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

99.1                                   Asset Purchase Agreement dated April 4, 2008 among MeadWestvaco South Carolina LLC, MeadWestvaco Corporation, KapStone Paper and Packaging Corporation and Oak Acquisition, LLC.

99.2                                   Debt Commitment Letter dated April 4, 2008 by and among KapStone Paper and Packaging Corporation, LaSalle Bank National Association and Banc of America Securities LLC

99.3                                   Press release of KapStone Paper and Packaging Corporation and MeadWestvaco Corporation dated April 7, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 7, 2008

KAPSTONE PAPER AND PACKAGING CORPORATION

By:	/s/ Roger W. Stone
Name:	Roger W. Stone
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Asset Purchase Agreement dated April 4, 2008 among MeadWestvaco South Carolina LLC, MeadWestvaco Corporation, KapStone Paper and Packaging Corporation and Oak Acquisition, LLC.

99.2	Debt Commitment Letter dated April 4, 2008 by and among KapStone Paper and Packaging Corporation, LaSalle Bank National Association and Banc of America Securities LLC

99.3	Press release of KapStone Paper and Packaging Corporation and MeadWestvaco Corporation dated April 7, 2008